Exhibit 10.15

CANCER PREVENTION PHARMACEUTICALS, INC.

AMENDMENT TO VOTING AGREEMENT

This Amendment to Voting Agreement (“Amendment”) is made as of September 27, 2012 by and between Cancer Prevention Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the undersigned Investors and Founders. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in that certain Voting Agreement dated as of September 17, 2012 between the Company and the Investors and Founders (the “Agreement”).

WHEREAS, together, the undersigned Investors and Founders and the Company are authorized and desire to amend the Agreement in the manner herein provided.

NOW THEREFORE, in consideration of the mutual covenants, promises and agreements of the Company and the undersigned Investors and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment of Agreement. The Company and the undersigned Investors hereby amend the Agreement in the manner set forth herein. Except as specifically provided herein, the terms of the Agreement shall remain in full force and effect.

2.	Recitals.

A.	Recitals B, C, and D are hereby amended to read as follows:

B.           Certain holders (“Note Holders”) of the Company’s Convertible Promissory Notes (“Notes”) are desirous of converting, or have converted, the principal amount of and accrued interest on the Notes into the Company’s Series A-1 Convertible Preferred Stock (“Series A-1 Preferred”) in accordance with the terms of the Series A-1 Preferred Stock Purchase Agreement of the holders of such Notes (the “Conversion”).

C.           The Company proposes to sell (“Financing”) of its Series A-2 Convertible Preferred Stock (“Series A-2 Preferred” together with Series A-1 Preferred, “Series A Preferred”) to the purchasers identified on Series A-2 Preferred Stock Purchase Agreement (the “Purchase Agreement”).

D.           The Investors are, or will be, either (i) former Note Holders which have been converted pursuant to the Conversion or (ii) purchasers of Series A-2 Preferred listed in the Purchase Agreement.

B.	The following Recital E is hereby added:

E.           As a condition to the Financing and the Conversion, the Parties have agreed to enter into this Agreement.

3.	Section 5.12 Amendment. Section 5.12 is hereby amended to read as follows:

5.12 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) Founders (who are then employed by the Company) holding a majority of the Common Stock (determined on an as-converted basis) held by all Founders and (iii) Investors holding a majority of the Common Stock (determined on an as-converted basis) held by all Investors; provided, however, that Investors purchasing Shares under the Purchase Agreement after the Initial Closing (as defined in the Purchase Agreement) may become parties to this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Voting Party; and provided, further, that if any amendment, waiver, discharge or termination operates in a manner that treats any Investor different from other Investors the consent of such Investor shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Voting Party that has entered into this voting agreement. Each Voting Party acknowledges that by the operation of this paragraph, the holders of a majority of the Common Stock (determined on an as-converted basis) held by all Founders (who are then employed by the Company) and the holders of a majority of the Common Stock (determined on an as-converted basis) held by all Investors will have the right and power to diminish or eliminate all rights of such Voting Party under this Agreement.

The parties are signing this Amendment to Voting Agreement as of the date stated in the introductory clause.

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Signature page to Amendment to Voting Agreement of

Cancer Prevention Pharmaceuticals, Inc.

Cancer Prevention Pharmaceuticals, Inc.

By:	/s/ Jeffrey Jacob
Jeffrey Jacob, CEO

Stockholder	Signature	Series A-1 Preferred Shares Held

Frank and Linda Meyskens	/s/ Frank Meyskens	61,045
	Frank Meyskens

Eugene and Sandra Gerner	/s/ Eugene Gerner	60,963
	Eugene Gerner

Jeffrey E. Jacob	/s/ Jeffrey Jacob	122,009
	Jeffrey Jacob

GDB Investments, LLP	/s/ Daniel Donovan	672,643
	Daniel Donovan

Translational Accelerator, LLC	/s/ Eric Tooker	2,021,853
	Eric Tooker

Founder	Signature

Meyskens Pharmaceutical Investors, LLC	/s/ Frank Meyskens
Frank Meyskens

Gerner Pharmaceutical Investors, LLC	/s/ Eugene Gerner
Eugene Gerner

Jeffrey E. Jacob	/s/ Jeffrey Jacob
Jeffrey Jacob

Tierney Family Trust	/s/ Thomas Tierney
Thomas Tierney